For further information contact:
EMISPHERE TECHNOLOGIES, INC.
Bob Madison
Corporate Communications
914-593-8360

EMISPHERE TECHNOLOGIES, INC.
MOVES INTO NEW CORPORATE HEADQUARTERS

TARRYTOWN, NY, October 31, 2007 – Emisphere Technologies, Inc. (Nasdaq: EMIS) today announced it will move its corporate headquarters from Tarrytown, New York to Cedar Knolls, New Jersey. Emisphere will retain its scientific staff and laboratory facilities in Tarrytown. Emisphere Technologies, Inc. is a biopharmaceutical company that focuses on a unique and improved delivery of therapeutic molecules and pharmaceutical compounds using its eligen® technology. Emisphere’s eligen® technology makes it possible to deliver a therapeutic molecule without altering its chemical form or biological integrity.

“This move allows us to better serve all of our customers and enhance collaborations with leading pharmaceutical companies,” said Michael V. Novinski, President and Chief Executive Officer. “The move will keep Emisphere agile and competitive for our partners, and be particularly advantageous as we take the Company in new and exciting directions.”

The move to New Jersey is one of several real estate initiatives planned by the Company that, cumulatively, could result in long-term savings of over $1 million.

The new address of Emisphere’s corporate headquarters is: 240 Cedar Knolls Road, Cedar Knolls, New Jersey 07927. The main phone number is: (973) 532-8000. The move into these offices will be initiated November 2007 and completed by the first quarter of 2008.

About Emisphere Technologies, Inc.

Emisphere Technologies, Inc. is a biopharmaceutical company that focuses on a unique and improved delivery of therapeutic molecules and pharmaceutical compounds using its eligen® technology. These molecules and compounds could be currently available or are in pre-clinical or clinical development. Such molecules or compounds usually cannot be delivered by the oral route of administration or the benefits of these compounds are limited due to poor bioavailability, slow on-set of action or variable absorption. The eligen® technology can be applied to the oral route of administration as well other delivery pathways, such as buccal, per rectum, pulmonary, intra-vaginal or transdermal. The Web site is: www.emisphere.com.

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Safe Harbor Statement Regarding Forward-Looking Statements

The statements in this release and oral statements made by representatives of Emisphere relating to matters that are not historical facts (including without limitation those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Emisphere’s product candidates and the sufficiency of Emisphere’s cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, the ability of Emisphere and/or its partners to develop, manufacture and commercialize products using Emisphere’s drug delivery technology, or Emisphere’s ability to fund such efforts with or without partners. Emisphere undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Emisphere’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in Emisphere’s Annual Report on Form 10-K (file no. 000-17758) filed on March 6, 2007, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed on May 7, 2007 (file no. 000-17758) and for the quarter ended June 30, 2007, filed on August 7, 2007 (file No. 000-17758).

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